UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 16, 2011 (March 14, 2011)

SINO AMERICAN OIL COMPANY
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52304
(Commission File No.)

5190 Neil Road, Suite 430
Reno, Nevada   89502
(Address of principal executive offices and Zip Code)

(866) 261-8853
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 14, 2011, we completed an Option Agreement with Sentry Petroleum (Australia) Pty. Ltd. The option is an exclusive right to earn an undivided 70% interest in Sentry Petroleum (Australia) Pt. Ltd. ATP 865 & ATP 866 in Queensland. To earn its interest, Sino American will pay 100% of the cost to drill and complete one well and provide funding up to USD$1,000,000 for additional geological, geophysical, and engineering work.

ITEM 7.01          REGULATION FD DISCLOSURE.

On March 14, 2011, we issued a press release announcing our completion of an Option Agreement with Sentry Petroleum (Australia) Pty. Ltd.

ITEM 9.01          EXHIBITS.

Exhibit No.	Document Description

10.1	Option Agreement with Sentry Petroleum (Australia) Pty. Ltd.
99.1	Press release issued March 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 16th day of March, 2011.

SINO AMERICAN OIL COMPANY

BY:	RONALD HUGHES
Ronald Hughes
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and a member of the Board of Directors